EXHIBIT 99.1

PRESS RELEASE

Press Release	Source: Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. Meets $1.00 Minimum Bid Requirement
To Remain on Nasdaq SmallCap Market

RICHARDSON, Texas, Dec. 23, 2003 - Minorplanet Systems USA, Inc. (NASDAQ: MNPLD), a leading provider of telematics-based management solutions for commercial fleets, announced today that the company’s listing on the Nasdaq SmallCap Market is now in good standing. Nasdaq notified Minorplanet Systems USA that it has complied with the Nasdaq requirement to record 10 consecutive trading days in which the company’s common stock closed with a minimum bid price of $1.00 per share or higher. To help meet that requirement, the company had effected a 1-for-5 reverse stock split with the opening of trading on Dec. 3, 2003.

“Maintaining the company’s Nasdaq listing was a key objective that we had to achieve as a part of the company’s strategic direction,” said W. Michael Smith, chief operating officer. “Minorplanet is in an excellent position to be a key player in the future of this market, which is virtually untouched, with more than 21 million fleet vehicles and no more than five percent penetration.

“We are seeing good indicators that the company’s actions taken during the past few months to significantly reduce operating costs are slowing down our cash-burn rate and moving us toward a cash-neutral position,” added Smith. “We are also continuing to move to a recurring-revenues business model as this fiscal year progresses, which we anticipate will provide us with the revenue streams needed for the company’s long-term stability and growth.”

About Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management InformationTM (VMITM), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines the technologies of the global positioning system (GPS) and wireless vehicle telematics to monitor vehicles, minute by minute. The company also markets, sells and supports a customized, GPS-based fleet management solution for large fleets like SBC Communications, Inc., which has approximately 33,800 installed vehicles now in operation.

Headquartered in Richardson, Texas, Minorplanet currently markets its VMI fleet management technology in the Dallas/Fort Worth, Houston, Atlanta, Los Angeles and Austin, Texas, markets, with plans for expanding into other metro markets in the future.

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Minorplanet Systems Meets 10-Day Minimum Bid Requirement — Page 2

Legal notice to investors: Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to commercially introduce a GPRS-capable VMI unit; ability to obtain certification of GPRS-based products with wireless carriers; ability to obtain renewal of service agreement with member companies of SBC Communications on favorable terms; acceptance of new product offerings; ability to achieve sales projections; ability to achieve and maintain margins and reduce operating costs during periods of rapid growth and expansion; availability of capital to fund expansion; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

“Minorplanet” is a federally registered trademark and service mark of Minorplanet Limited. “Vehicle Management Information,” “VMI,” “Minorplanet Systems USA” and the orb logotype are trademarks and service marks of Minorplanet Limited.

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